THIRD AMENDMENT TO LOAN AGREEMENT

Dated as of July 2, 2012

(amending the Loan Agreement dated as of March 17, 2010)

by and among

TROPICANA LAS VEGAS, INC.,
as the Borrower,

WELLS FARGO PRINCIPAL INVESTMENTS, LLC
(f/k/a The Foothill Group, Inc.),
as a Lender,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent for the Lenders.

702351724

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "**Amendment**") dated as of July 2, 2012, by and among TROPICANA LAS VEGAS, INC., a Nevada corporation (the "**Borrower**"), WELLS FARGO PRINCIPAL INVESTMENTS, LLC, a Delaware limited liability company (f/k/a The Foothill Group, Inc.), in its capacity as a Lender ("**WFPI**"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("**Wells Fargo**"), in its capacity as administrative agent (in such capacity, the "**Administrative Agent**") for the various lenders that are or may become a party to the Loan Agreement (as defined below) (referred to individually as a "**Lender**" and collectively as the "**Lenders**").

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, The Foothill Group, Inc. ("**Foothill**"), in its capacity as administrative agent for the Lenders and as lead arranger, and Wells Fargo, in its capacity as the Issuer, have heretofore entered into that certain Loan Agreement, dated as of March 17, 2010 (the "**Original Loan Agreement**"), as amended by that certain First Amendment to Loan Agreement, dated as of April 26, 2011 (the "**First Amendment**") and as amended by that certain Second Amendment to Loan Agreement and Limited Duration Waiver Agreement, dated as of August 26, 2011 (the "**Second Amendment**"; the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the "**Loan Agreement**");

WHEREAS, pursuant to that certain Successor Agent Agreement dated as of December 28, 2010, Foothill resigned from its position as Administrative Agent under the Loan Agreement and the Required Lenders appointed Wells Fargo as the successor Administrative Agent under the Loan Documents;

WHEREAS, the Borrower has requested that certain amendments be made to the Loan Agreement; and

WHEREAS, the Lenders have directed the Administrative Agent to enter into this Amendment with the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement, as amended by this Amendment, and the rules of construction set forth in Article I of the Loan Agreement shall apply to this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 Amendments. The following amendments shall be made to the Loan Agreement as of the Third Amendment Effective Date (as defined in Section 3.1 of this Amendment):

SECTION 2.1.1 The following definitions shall be added to Section 1.1 of the Loan Agreement:

"First Amendment to Assignment of Leases and Rents" means that certain First Amendment to Assignment of Leases and Rents and Profits, made by and between the Borrower and the Administrative Agent, for the benefit of the Lenders, dated as of July 2, 2012.

"First Amendment to Deed of Trust" means that certain First Amendment to Deed of Trust, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing, made by and between the Borrower and the Administrative Agent, for the benefit of the Lenders, dated as of July 2, 2012.

"Omnibus Reaffirmation Agreement" means that certain Omnibus Amendment and Reaffirmation Agreement made by and among the Borrower, the Guarantors, WFPI and the Administrative Agent, for its benefit and the benefit of the Secured Parties, dated as of July 2, 2012.

"Revolving A Lender" means any Lender which has made a Revolving A Loan Commitment or holds a Revolving A Loan.

"Revolving A Loan" is defined in Section 2.1.1.

"Revolving A Loan Commitment" means, on any date, relative to any Revolving A Lender, such Revolving A Lender's Percentage of the Revolving A Loan Commitment Amount reduced by the principal amount of any Revolving A Loans made by such Revolving A Lender as of such date. The Revolving A Loan Commitment of each Revolving A Lender is set forth below such Revolving A Lender's signature hereto or in a Lender Assignment Agreement.

"Revolving A Loan Commitment Amount" means the aggregate principal amount of Revolving A Loans that the Revolving A Lenders are obligated to make pursuant to Section 2.1.1. The Revolving A Loan Commitment Amount shall not exceed Fifty Million Dollars ($50,000,000) of which (x) all or a portion may be used to reimburse the Issuer for draws under the Letters of Credit and (y) the balance thereof, may be used by the Borrower for the purposes permitted under Section 7.1.8.

"Revolving A Loan Commitment Fee" is defined in Section 3.3.1.

"Revolving A Loan Commitment Termination Date" means the date on which any Revolving A Loan Commitment Termination Event occurs. Upon the occurrence of a Revolving A Loan Commitment Termination Event, the Revolving A Loan Commitments shall terminate automatically and without any further action.

"Revolving A Loan Commitment Termination Event" means:

(a) the Stated Maturity Date;

(b) the occurrence of any Event of Default described in Section 8.1.9; or

(c) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Revolving A Loans to be immediately due and payable pursuant to Section 8.3 or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Revolving A Loan Commitments have been terminated.

Upon the occurrence of any event described above, the Revolving A Loan Commitments shall terminate automatically without any further action.

"Revolving A Loan Interest Rate" means, on any date and relative to all Revolving A Loans, the fixed rate of interest per annum equal to four percent (4.00%).

"Revolving A Note" means, on any date, a promissory note of the Borrower payable to any Revolving A Lender, in the form of Exhibit B-1 hereto (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Revolving A Lender resulting from outstanding Revolving A Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

"Revolving B Lender" means any Lender which has made a Revolving B Loan Commitment or holds a Revolving Loan.

"Revolving B Loan" is defined in Section 2.1.1.

"Revolving B Loan Commitment" means, on any date, relative to any Revolving B Lender, such Revolving B Lender's Percentage of the Revolving B Loan Commitment Amount reduced by the principal amount of any Revolving B Loans made by such Revolving B Lender as of such date. The Revolving B Loan Commitment of each Revolving B Lender is set forth below such Revolving B Lender's signature hereto or in a Lender Assignment Agreement.

"Revolving B Loan Commitment Amount" means the aggregate principal amount of Revolving B Loans that the Revolving B Lenders are obligated to make pursuant to Section 2.1.1. The Revolving B Loan Commitment Amount shall not exceed Five Million Dollars ($5,000,000) of which (x) all or a portion may be used to reimburse the Issuer for draws under the Letters of Credit and (y) the balance thereof, may be used by the Borrower for the purposes permitted under Section 7.1.8.

"Revolving B Loan Commitment Fee" is defined in Section 3.3.5.

"Revolving B Loan Commitment Termination Date" means the date on which any Revolving B Loan Commitment Termination Event occurs. Upon the occurrence of a Revolving B Loan Commitment Termination Event, the Revolving B Loan Commitments shall terminate automatically and without any further action.

"Revolving B Loan Commitment Termination Event" means

(a) the Stated Maturity Date;

(b) the occurrence of any Event of Default described in Section 8.1.9; or

(c) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Revolving B Loans to be immediately due and payable pursuant to Section 8.3 or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Revolving B Loan Commitments have been terminated.

Upon the occurrence of any event described above, the Revolving B Loan Commitments shall terminate automatically without any further action.

"Revolving B Loan Interest Rate" means, on any date and relative to all Revolving B Loans, the fixed rate of interest per annum equal to five percent (5.00%).

"Revolving B Note" means, on any date, a promissory note of the Borrower payable to any Revolving B Lender, in the form of Exhibit B-3 hereto (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Revolving B Lender resulting from outstanding Revolving B Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

"Third Amendment to Loan Agreement" means the Third Amendment to Loan Agreement made by and among the Borrower, WFPI and the Administrative Agent, for its benefit and the benefit of the Lenders, dated as of July 2, 2012.

"WFPI" means Wells Fargo Principal Investments, LLC, a Delaware limited liability company.

SECTION 2.1.2 The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

"Assignment of Leases and Rents" means, on any date, an Assignment of Leases and Rents and Profits as originally in effect on the date on which each such instrument is recorded, made by the Borrower, as the assignor, to the Administrative Agent (for its benefit and the benefit of the Lenders), as the assignee, as amended by the First Amendment to Assignment of Leases and Rents and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

"Deed of Trust" means, on any date, the Deed of Trust, Assignment of Leases and Rents and Profits, Security Agreement and Fixture Filing as originally in effect on the date on which it is originally recorded, made by the Borrower, as the trustor/grantor, to the trustee named therein for the benefit of the Administrative Agent, on behalf of the Secured Parties, as beneficiaries, covering the Property, as amended by the First Amendment to Deed of Trust and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

"Loan Documents" means, collectively, this Agreement, the First Amendment to Loan Agreement, the Second Amendment to Loan Agreement, the Third Amendment to Loan Agreement, each Note, each Borrowing Request, the Security Agreement, the Trademark Security Agreement, the Deed of Trust, the First Amendment to Deed of Trust, the Assignment of Leases and Rents, the First Amendment to Assignment of Leases and Rents, the Assignment of Permits, Contracts and Agreements, the Guaranty, the Environmental Indemnity, the Pledge Agreement, the Property Management Assignment and Subordination Agreement, the Key Person Management Assignment and Subordination Agreement, the Gaming Lease Assignment, Subordination and Estoppel, the Omnibus Reaffirmation Agreement, and any other agreement, certificate, document or Instrument delivered by the Borrower or any Guarantor in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

"Revolving Lender" means, as the context may require, a Revolving A Lender or a Revolving B Lender.

"Revolving Loan" means, as the context may require, a Revolving A Loan or a Revolving B Loan.

"Revolving Loan Commitment" means, as the context may require, a Revolving A Loan Commitment or a Revolving B Loan Commitment.

"Revolving Loan Commitment Amount" means, as the context may require, a Revolving A Loan Commitment Amount or a Revolving B Loan Commitment Amount.

"Revolving Loan Commitment Termination Date" means, as the case may be, a Revolving A Loan Commitment Termination Date or a Revolving B Loan Commitment Termination Date.

"Revolving Loan Commitment Termination Event" means, as the case may be, the occurrence of a Revolving A Loan Commitment Termination Event or a Revolving B Loan Commitment Termination Event.

"Revolving Loan Interest Rate" means, as the context may require, a Revolving A Loan Interest Rate or a Revolving B Loan Interest Rate.

"Revolving Loan Note" means, as the context may require, a Revolving A Note or a Revolving B Note.

SECTION 2.1.3 Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term **"Minimum Fixed Charge Coverage Ratio,"** and all references to "Minimum Fixed Charge Coverage Ratio" in the Loan Agreement are hereby deleted in their entirety.

SECTION 2.1.4 Clause (c) of the defined term "Permitted Lien" in Section 1.1 of the Loan Agreement is hereby amended by replacing the reference to "thirty (30)" set forth therein with "ninety (90)".

SECTION 2.1.5 Section 2.1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"SECTION 2.1.1 Revolving Loan Commitments. From time to time on any Business Day occurring from and after the Effective Date but prior to the applicable Revolving Loan Commitment Termination Date:

(a) each Revolving A Lender that has a Revolving A Loan Commitment will make a revolving loan (relative to such Revolving A Lender, its **"Revolving A Loan"**) to the Borrower equal to such Revolving A Lender's Percentage of the aggregate amount of each Borrowing of the Revolving A Loans requested by the Borrower to be made on such day. The balance of the Revolving A Loan Commitments shall only be available to the Borrower from time to time to reimburse the Issuer for, or fund drawings of, one or more Letters of Credit up to the maximum aggregate Stated Amount of $50,000,000. The Revolving A Loan Commitment Amount shall not exceed $50,000,000 of which (x) all or a portion thereof may be used to reimburse the Issuer for draws under the Letters of Credit to be issued by the Issuer and delivered for the account of the Borrower and (y) the balance thereof, may be used by the Borrower in accordance with

Section 7.1.8. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving A Loans, the proceeds of which shall be used by the Borrower in accordance with Section 7.1.8;

(b) each Revolving B Lender that has a Revolving B Loan Commitment will make a revolving loan (relative to such Revolving B Lender, its "**Revolving B Loan**") to the Borrower equal to such Revolving B Lender's Percentage of the aggregate amount of each Borrowing of the Revolving B Loans requested by the Borrower to be made on such day. The balance of the Revolving B Loan Commitments shall only be available to the Borrower from time to time to reimburse the Issuer for, or fund drawings of, one or more Letters of Credit up to the maximum aggregate Stated Amount of $5,000,000. The Revolving B Loan Commitment Amount shall not exceed $5,000,000 of which (x) all or a portion thereof may be used to reimburse the Issuer for draws under the Letters of Credit to be issued by the Issuer and delivered for the account of the Borrower and (y) the balance thereof, may be used by the Borrower in accordance with Section 7.1.8. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving B Loans, the proceeds of which shall be used by the Borrower in accordance with Section 7.1.8."

SECTION 2.1.6 Section 2.1.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"SECTION 2.1.4 Lenders Not Required to Make Loans. No Lender shall be required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of:

(a) all Revolving A Loans

(i) of all Revolving A Lenders with a Revolving A Loan Commitment would exceed the Revolving A Loan Commitment Amount reduced by the aggregate amount of the outstanding Revolving A Loans and the aggregate amount of all Letter of Credit Outstandings; or

(ii) of such Revolving A Lender with a Revolving A Loan Commitment would exceed such Revolving A Lender's Revolving A Loan Commitment reduced by the aggregate amount of such Revolving A Lender's outstanding Revolving A Loans and such Revolving A Lender's percentage of the aggregate amount of all Letter of Credit Outstandings;

(b) all Revolving B Loans

(i) of all Revolving B Lenders with a Revolving B Loan Commitment would exceed the Revolving B Loan Commitment Amount reduced by the aggregate amount of the outstanding Revolving B Loans and the aggregate amount of all Letter of Credit Outstandings; or

(ii) of such Revolving B Lender with a Revolving B Loan Commitment would exceed such Revolving B Lender's Revolving B Loan Commitment reduced by the aggregate amount of such Revolving B Lender's outstanding Revolving B Loans and such Revolving B Lender's percentage of the aggregate amount of all Letter of Credit Outstandings; or

(c) all Delayed Draw Term Loans

(i) of all Delayed Draw Term Lenders with a Delayed Draw Term Loan Commitment would exceed the Delayed Draw Term Loan Commitment Amount reduced by (x) the aggregate amount of the outstanding Delayed Draw Term Loans and (y) the aggregate amount of Delayed Draw Term Loans that have theretofore been prepaid by the Borrower; or

(ii) of such Delayed Draw Term Lender with a Delayed Draw Term Loan Commitment would exceed such Delayed Draw Term Lender's Delayed Draw Term Loan Facility Commitment reduced by (x) such Delayed Draw Term Lender's then outstanding Delayed Draw Term Loans and (y) such Delayed Draw Term Lender's previous Delayed Draw Term Loans that have theretofore been prepaid by the Borrower;

provided, however, in no event shall the foregoing prohibit or restrict any Lender from acquiring another Lender's Loan Commitment in accordance with Section 10.11."

SECTION 2.1.7 Clause (a) of Section 3.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"(a) So long as no Event of Default has occurred and is continuing, the Administrative Agent shall apply all amounts received in accordance with the provisions of this Agreement first, to all Obligations (other than principal and interest on the Loans), second, to accrued and unpaid interest on the Loans and third, to the outstanding principal amount of the Loans until they are fully repaid."

SECTION 2.1.8 Section 3.3.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"SECTION 3.3.1 Revolving A Loan Commitment Fee. From and after the date that is the earlier of (i) May 15, 2010 or (ii) the date that the conditions precedent set forth in Section 5.2 hereof and the initial Borrowing of the Revolving A Loans is made, and until the Stated Maturity Date, a nonrefundable fee with respect to the Revolving A Loans (the "**Revolving A Loan Commitment Fee**") in the amount of three-quarters of one percent (0.75%) per annum of the aggregate amount of the then existing respective Revolving A Loan Commitment Amounts shall accrue on the average daily amount of respective Revolving A Loan Commitment Amounts not advanced. The Revolving A Loan Commitment Fee shall be payable in arrears to the Revolving A Lenders on each

Quarterly Payment Date in proportion to such Revolving A Lenders' respective then existing Revolving A Loan Commitment Amount."

SECTION 2.1.9 All references in Section 3.3.3 of the Loan Agreement to "Revolving Lenders" shall be replaced with "Revolving A Lenders."

SECTION 2.1.10 The following language shall be added to the Loan Agreement as a new Section 3.3.5:

"SECTION 3.3.5 Revolving B Loan Commitment Fee. From and after July 2, 2012 and until the Stated Maturity Date, a nonrefundable fee with respect to the Revolving B Loans (the "**Revolving B Loan Commitment Fee**") in the amount of three-quarters of one percent (0.75%) per annum of the aggregate amount of the then existing respective Revolving B Loan Commitment Amounts shall accrue on the average daily amount of respective Revolving B Loan Commitment Amounts not advanced. The Revolving B Loan Commitment Fee shall be payable in arrears to the Revolving B Lenders on each Quarterly Payment Date in proportion to such Revolving B Lenders' respective then existing Revolving B Loan Commitment Amount."

SECTION 2.1.11 Section 7.1.24 of the Loan Agreement is hereby amended by adding the following sentence to the end of such Section:

"Notwithstanding anything to the contrary contained herein, the Borrower shall be permitted to disburse from time to time a portion of the Management Fees to the Key Person Manager for reimbursement of certain tax liabilities actually incurred and paid for by the Key Person Manager, provided that, prior to the date of any such disbursement of Management Fees, the Key Person Manager shall have submitted to the Lenders a certificate executed by the Key Person Manager certifying that the amount of tax liability requested for reimbursement to the Key Person Manager has been actually incurred and paid for by the Key Person Manager."

SECTION 2.1.12 Clauses (b), (c) and (d) of Section 7.2.18 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

"(b) At the meeting held pursuant to clause (p) of Section 7.1.1 hereof, the Borrower and the Lenders shall mutually agree upon financial covenants for EBITDA for a certain period commencing on March 1, 2012, with the first testing date being December 31, 2012 (such date to be the "**Financial Covenant Commencement Date**"). The Borrower and the Lenders shall establish the required EBITDA financial covenant that the Borrower shall maintain from and after the Financial Covenant Commencement Date for EBITDA, provided, however, that in the event the Borrower does not meet the required minimum financial covenant for EBITDA, the Borrower or the Guarantors shall be entitled to cure such failure to meet such financial covenant by performing the following (a) within five (5) Business Days after the Borrower or any Guarantor has

Knowledge that any such failure has occurred or (b) on or before the date that a Compliance Certificate indicating that any such failure has occurred is delivered pursuant to clause (c) of Section 7.1.1 hereof: by making a prepayment of the Loans in an amount equal to the difference between the required minimum EBITDA and the actual EBITDA (the "**EBITDA Shortfall**") or by depositing into a controlled account to be held with the Account Bank as collateral security for the Obligations an amount equal to the EBITDA Shortfall.

(c) In the event that the Borrower shall elect to cure a breach of the minimum EBITDA requirement by depositing into a controlled account with the Account Bank the amounts required pursuant to clause (b) above and the Borrower shall thereafter satisfy the financial covenant for which such deposits were made for two (2) consecutive Fiscal Quarters (in each case, without giving effect to any amounts then on deposit in the controlled account held with the Account Bank referenced in clause (b) above) then the Borrower shall be entitled to receive a disbursement of the amounts then on deposit in such controlled account within ten (10) Business Days after receipt by the Administrative Agent of the Borrower's Compliance Certificate required by clause (c) of Section 7.1.1 together with a written request by the Borrower for the disbursement of such sums.

(d) The Borrower agrees to execute any and all documents, certificates and/or instruments to (i) evidence the establishment of such minimum thresholds required by clause (a) above, including without limitation, an amendment to this Agreement and (ii) in the event that the Borrower shall elect to cure a breach of the minimum EBITDA requirement by depositing with the Account Bank the amounts required pursuant to clause (b) above, grant to the Administrative Agent, for its benefit and the benefit of the Secured Parties, (x) a perfected First Priority continuing security interest in each such account and all funds from time to time on deposit in each such account and (y) sole dominion and control over each such account and all funds from time to time on deposit in each such account."

SECTION 2.1.13 Section 7.2.20 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"SECTION 7.2.20 Capital Expenditures.

(a) Notwithstanding anything herein to the contrary, (i) the Borrower shall not expend more than $20,000,000 in the aggregate on Capital Expenditures relating to the Property during the 2012 Fiscal Year and (ii) any expenditures made by the Borrower on Capital Expenditures in excess of $10,000,000 in the aggregate during the 2012 Fiscal Year must be funded by an additional equity contribution to the Borrower pursuant to a capital call on the Borrower's investors and from no other source. For the avoidance of doubt, all Capital Improvement Project Costs set forth in the Capital Improvement Project Budgets, as applicable, shall count towards the limitations on Capital Expenditures set forth in the preceding sentence.

(b) No later than forty-five (45) days prior to the end of both the 2012 and 2013 Fiscal Years, the Borrower shall submit to the Lenders a detailed capital improvement and expenditure budget for the Property for the next Fiscal Year setting forth the Borrower's budgeted Capital Expenditures for the Property for such Fiscal Year."

SECTION 2.1.14 The following language shall be added to the Loan Agreement as a new Section 7.2.21:

"SECTION 7.2.21 EBITDA. The EBITDA of the Borrower shall not for the applicable measurement period during the 2012 and 2013 Fiscal Years of the Borrower set forth below, as calculated on a cumulative year-to-date basis, be less than the respective amount set forth below:

Measurement Period for the 2012 and 2013 Fiscal Years	**Minimum EBITDA**
March 1, 2012 through and including December 31, 2012	$0.00
January 1, 2013 through and including March 31, 2013	$1,673,042.25
January 1, 2013 through and including June 30, 2013	$3,785,459.70
January 1, 2013 through and including September 30, 2013	$5,912,902.60
January 1, 2013 through and including December 31, 2013	$7,855,277.55

SECTION 2.1.15 All references in the Loan Agreement to "The Foothill Group, Inc." and "Foothill" are hereby deleted in their entirety and replaced with "Wells Fargo Principal Investments, LLC, a Delaware limited liability company (f/k/a The Foothill Group, Inc.)" and "WFPI," respectively.

SECTION 2.1.16 A new form of Revolving B Note is hereby added as Exhibit B-3 to the Loan Agreement in the form attached hereto as Exhibit A.

ARTICLE III

CONDITIONS PRECEDENT TO THIRD AMENDMENT EFFECTIVE DATE

SECTION 3.1 Conditions to Effectiveness. This Amendment shall be and become effective as of the date (the "**Third Amendment Effective Date**") on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders.

SECTION 3.1.1 Authority of the Borrower. The Borrower shall deliver to the Administrative Agent and the Lenders (x) a certified copy of any amendments to the Organizational Documents of the Borrower since August 26, 2011, certified by an Authorized Representative of the Borrower or a certificate by an Authorized Representative of the Borrower certifying that there have been no such amendments since such date and (y) a copy of one or more resolutions or other authorizations of the Board of Directors of the Borrower certified by the Authorized Representative of such Board of Directors as being in full force and effect on the

date of this Amendment authorizing this Amendment and the execution, delivery and performance of this Amendment by the Borrower.

SECTION 3.1.2 Incumbency of the Borrower. The Borrower shall deliver to the Administrative Agent and the Lenders a certificate from the Borrower, signed by an Authorized Representative of the Borrower and dated as of the date of this Amendment, as to the incumbency of the Person or Persons authorized to execute and deliver this Amendment, and any Instruments or agreements required hereunder or thereunder to which the Borrower is a party.

SECTION 3.1.3 Corporate Proceedings. All corporate, limited liability company, partnership and legal proceedings with respect to this Amendment, shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders and the Administrative Agent and the Lenders shall have received all information, legal and technical opinions and copies of all documents, including records of corporate, limited liability company or partnership proceedings and copies of any approval by any Governmental Instrumentality required in connection with this Amendment, which the Lenders may reasonably have requested in connection therewith, such documents to be reasonably satisfactory in form and substance to the Lenders and, where appropriate, to be certified by the requisite corporate, limited liability company or partnership officers or Governmental Instrumentalities.

SECTION 3.1.4 No Violation of Certain Regulations. The entering into of this Amendment shall not violate any law, including Regulation T, Regulation U or Regulation X of the Board of Governors of the F.R.S. Board.

SECTION 3.1.5 Execution of Amendment. The Lenders shall have received counterparts of this Amendment duly executed and delivered by Authorized Representatives of the Borrower and the Guarantors.

SECTION 3.1.6 Fees. All amounts required to be paid to or deposited with the Administrative Agent and the Lenders and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in Section 2.1 or this Section 3.1. The Borrower shall have paid all fees, expenses and other charges then due and payable by it under this Amendment or the other Loan Documents or under any agreements between the Borrower and any of the Independent Consultants, including, without limitation, all fees, costs and expenses due and payable pursuant to Section 3.3 of the Loan Agreement, if then invoiced. The Borrower shall have paid all legal fees and costs and legal expenses of Mayer Brown LLP and Thompson Hine LLP and other professionals employed by the Administrative Agent and the Lenders and all other reasonable expenses of the Administrative Agent and the Lenders in connection with the negotiation, execution and delivery of this Amendment.

SECTION 3.1.7 Delivery of First Amendment to Deed of Trust. The Lenders shall have received counterparts of the First Amendment to Deed of Trust each duly executed and delivered by an Authorized Representative of the Borrower amending the Deed of Trust.

SECTION 3.1.8 Delivery of First Amendment to Assignment of Leases and Rents. The Lenders shall have received counterparts of the First Amendment to Assignment of Leases and

Rents each duly executed and delivered by an Authorized Representative of the Borrower amending the Assignment of Leases and Rents.

SECTION 3.1.9 Delivery of Omnibus Reaffirmation Agreement. The Lenders shall have received counterparts of the Omnibus Reaffirmation Agreement each duly executed and delivered by Authorized Representatives of the Borrower and the Guarantors.

SECTION 3.1.10 Delivery of Letter Agreement. The Lenders shall have received counterparts of a letter agreement in form and substance reasonably satisfactory to the Lenders each duly executed and delivered by an Authorized Representative of the Borrower pertaining to the issuance of certain preferred shares of the Borrower to WFPI as more particularly described therein.

SECTION 3.1.11 Delivery of Opinion of Borrower's Counsel. The Lenders shall have received an opinion of counsel to the Borrower, including the assumptions and qualifications contained therein, reasonably satisfactory to the Lenders.

SECTION 3.1.12 Endorsement to Title Policy. The Lenders shall have received an endorsement to the Title Policy insuring the continuing First Priority of the Lien of the Deed of Trust as Security for the Loans and insuring that (i) since the Effective Date there has been no change in the condition of title to the Property except as permitted by the Loan Documents and (ii) there are no intervening Liens (including inchoate mechanics' liens) on the Property which may then or thereafter take priority over the Lien of the Deed of Trust (other than the Permitted Liens).

SECTION 3.1.13 Operative Documents. Each Operative Document shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was approved by the Administrative Agent and the Lenders, except as otherwise permitted pursuant to the Loan Agreement. All obligations and requirements under such Operative Documents which are to be performed or satisfied, as the case may be, shall have been performed and satisfied in all material respects and, after giving effect to this Amendment, no act, condition or event shall exist which, with the giving of notice and/or passage of time would constitute a breach or event of default thereunder.

SECTION 3.1.14 Other Documents. The Lenders shall have received such other documents and evidence as the Administrative Agent and the Lenders may reasonably request in connection with this Amendment.

SECTION 3.1.15 No Events of Default or Material Adverse Effect. No Default, Event of Default or Material Adverse Effect shall have occurred and be continuing or, after giving effect to this Amendment, could reasonably be expected to result.

SECTION 3.1.16 Continuing Lien Priority. The Borrower heretofore executed and delivered to the Administrative Agent and the Lenders the Loan Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Loan Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created

and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to direct the Administrative Agent to enter into this Amendment, the Borrower hereby represents, and warrants unto the Lenders and the Administrative Agent as set forth in this Article IV.

SECTION 4.1 Organization, etc. The Borrower is validly organized and existing and in good standing under the laws of the state or jurisdiction of its organization, is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite Permits to enter into and perform its Obligations under this Amendment and each of the other Loan Documents to which it is a party.

SECTION 4.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's powers, have been duly authorized by all necessary action, and do not

(a) contravene the Borrower's Organizational Documents;

(b) contravene any contractual restriction binding on or affecting the Borrower;

(c) contravene any Legal Requirement binding on or affecting the Borrower; or

(d) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties except as expressly contemplated by the Operative Documents.

SECTION 4.2.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Instrumentality or regulatory body or other Person (other than those that have been, or on the date of this Amendment will be, duly obtained or made and which are, or on the date of this Amendment will be, in full force and effect) is required for the due execution, delivery or performance by the Borrower of this Amendment.

SECTION 4.2.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower upon the due execution and delivery hereof by it, enforceable against it in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

SECTION 4.2.4 Litigation, Labor Controversies, etc. There is no pending litigation, action, proceeding, labor controversy or other event which could affect the legality, validity or enforceability of this Amendment or any other Operative Document.

SECTION 4.2.5 Representations and Warranties. As of the date of this Amendment (except to the extent specifically related to a different date), all representations and warranties of the Borrower contained in the Loan Documents are true and correct in all material respects and the Borrower hereby confirms each such representation and warranty made by it with the same effect as if set forth in full herein.

SECTION 4.2.6 Existing Defaults. There is no Default or Event of Default which has occurred and is continuing under the Loan Agreement or any of the Operative Documents.

SECTION 4.2.7 Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the date of this Amendment or the date when due for same, no fees, Impositions or Taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of this Amendment.

SECTION 4.2.8 Offsets and Defenses. The Borrower has no offsets or defenses to its obligations under the Loan Documents or the documents evidencing and securing the Obligations and no claims or counterclaims against the Administrative Agent or the Lenders.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification of and References to the Loan Agreement. This Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as amended hereby, shall continue in full force and effect and is hereby ratified, reaffirmed, approved and confirmed in each and every respect. All references to the Loan Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

SECTION 5.2 Reaffirmation of All Other Loan Documents. The Borrower hereby reaffirms, as of the Third Amendment Effective Date, the covenants and agreements made by the Borrower contained in each Loan Document to which it is a party, as such covenants, agreements and other provisions may be modified by this Amendment.

SECTION 5.3 Release. The Borrower, for itself and for all Persons and entities claiming by, through or under them, in consideration of the execution and delivery of this Amendment by the Administrative Agent, on behalf of the Lenders, and by WFPI and for other good and valuable consideration, receipt whereof is hereby acknowledged, release and discharge the Administrative Agent, WFPI and each other Lender (collectively, the "**Releasees**"), each Releasee's predecessors (including, without limitation, predecessors by virtue of merger), successors and assigns, and all officers, directors, employees, agents, representatives, insurers and attorneys of each Releasee from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions,

claims, and demands whatsoever, in law, admiralty or equity, which the Borrower and any of its successors and assigns ever had, now have or hereafter can, shall or may have, against the Releasees, from the beginning of the world to the Third Amendment Effective Date, related to or arising out of the Transaction or this Amendment.

SECTION 5.4 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or any other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.5 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.6 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 5.8 Loan Document. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

SECTION 5.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and WFPI and each of their respective successors and assigns.

SECTION 5.10 Execution by Authorized Representative. Any signature by any Authorized Representative on this Amendment and any other instrument and certificate executed or to be executed pursuant to or in connection with this Amendment is provided only in such Authorized Representative's capacity as an officer or member of the Person in question, and not in any way in such Authorized Representative's personal capacity.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Administrative Agent, on behalf of the Lenders, and WFPI have executed this Amendment on the date first above written.

BORROWER:

TROPICANA LAS VEGAS, INC.,
as the Borrower

By: [signature]
Name: Joanne M. Beckett
Title: Vice President & General Counsel

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:______________________
Name:
Title:

LENDER:

WELLS FARGO PRINCIPAL INVESTMENTS, LLC,
as a Lender

By:______________________
Name:
Title:

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Administrative Agent, on behalf of the Lenders, and WFPI have executed this Amendment on the date first above written.

BORROWER:

TROPICANA LAS VEGAS, INC.,
as the Borrower

By:__________________________
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: [signature]
Name: Andrew Nyquist
Title: Assistant Vice President

LENDER:

WELLS FARGO PRINCIPAL INVESTMENTS, LLC,
as a Lender

By:__________________________
Name:
Title:

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Administrative Agent, on behalf of the Lenders, and WFPI have executed this Amendment on the date first above written.

BORROWER:

TROPICANA LAS VEGAS, INC.,
as the Borrower

By:______________________
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:______________________
Name:
Title:

LENDER:

WELLS FARGO PRINCIPAL INVESTMENTS, LLC,
as a Lender

By:______________________
Name: Rochelle Carol Bowman
Title: MD

702351724

GUARANTORS:

By its signature below, each Guarantor hereby ratifies and reaffirms its respective obligations under the Guaranty and the Environmental Indemnity in connection with the Loan Agreement, as amended by this Amendment.

TROPICANA LAS VEGAS INTERMEDIATE HOLDINGS INC.,
a Delaware corporation

By:
Name: Joanne M. Beckett
Title: Vice President & General Counsel

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.,
a Delaware corporation

By:
Name: Joanne M. Beckett
Title: Vice President & General Counsel

EXHIBIT B-3

FORM OF REVOLVING B NOTE

$5,000,000 July 2, 2012

FOR VALUE RECEIVED, the undersigned, TROPICANA LAS VEGAS, Inc., a Nevada corporation (the "**Borrower**"), promises to pay to the order of WELLS FARGO PRINCIPAL INVESTMENTS, LLC, a Delaware limited liability company (the "**Payee**"), the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving B Loans shown on the schedule attached hereto (and any continuation thereof) made by the Payee pursuant to that certain Loan Agreement, dated as of March 17, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "**Loan Agreement**"), among the Borrower, the various financial institutions (including the Payee) as are, or may from time to time become, parties thereto (the "**Lenders**"), Wells Fargo Bank, N.A., a national banking association ("**Wells Fargo**"), as the Issuer, and Wells Fargo, in its capacity as the Administrative Agent for the Lenders (together with its successors and assigns, the "**Administrative Agent**"). The final installment of the Revolving B Loans (in the amount necessary to pay in full the amount evidenced by this Revolving B Note) shall be due and payable on the earlier of (x) the Stated Maturity Date and (y) the date of acceleration of the Loans.

The Borrower promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates *per annum* and on the dates specified in the Loan Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Loan Agreement.

This Revolving B Note is one of the Borrower's "Notes" referred to in, and evidences the Indebtedness incurred under, the Loan Agreement, to which reference is hereby made for a description of the security for this Revolving B Note and for a more complete statement of the terms and conditions under which the Revolving B Loans evidenced hereby were made and are to be repaid (including when such Revolving B Loans may be declared to be immediately due and payable). Unless otherwise defined, capitalized terms used herein but not defined, whether in singular or plural form, have the meanings provided in the Loan Agreement.

The Borrower hereby irrevocably authorizes the Payee to make (or cause to be made) appropriate notations on the grid attached to this Revolving B Note (or on any continuation of

such grid), which notations, if made, absent manifest or clerical error, shall evidence, *inter alia*, the date and outstanding principal amount of the Revolving B Loans evidenced hereby. Such notations shall be prima facie evidence of the information so set forth; provided, however, that the failure of the Payee to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS REVOLVING B NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

[*Signature page follows*]

IN WITNESS WHEREOF, the Borrower has caused this Revolving B Note to be executed and delivered as of the date first above written.

BORROWER:

TROPICANA LAS VEGAS, INC.,
a Nevada corporation

By:______________________________
Name:
Title:

REVOLVING B LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loans Made This Date	Amount of Principal Repaid This Date	Outstanding Principal Balance This Date	Total	Notation Made By